EXHIBIT 23



        CONSENT OF PRICEWATERHOUSECOOPERS LLP


Re:  Ford Motor Credit Company Registration Statement
     Nos. 333-50611, 333-45015, 333-41059, 33-62973 and 33-24928
     on Form S-3


We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 20, 1999 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Ford Motor Credit Company's Current Report on Form 8-K dated January 29, 1999.

PRICEWATERHOUSECOOPERS LLP


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 2, 1999